Diguang International Announces Q4-2007 and Fiscal Year 2007 Results

SHENZHEN, China, April 15, 2007-- Diguang International Development Co., Ltd. (OTC Bulletin Board: DGNG - News) (“Diguang”) today announced financial results for its 2007 fiscal year, ended December 31, 2007.

•	Net revenues for fiscal year 2007 increased 34.1% compared to 2006, to $45.9 million from $34.2 million.
•	Gross profit in fiscal year 2007 was $7.8 million, compared to $11.1 million in 2006; gross margin in 2007 was 17.0%, compared to 32.4% in 2006.
•	The Company recorded a net loss of $2.9 million in fiscal year 2007, compared to net income of $1.7 million in year 2006.
•
Sales to international customers increased 22.5%, to $38.6 million in fiscal year 2007, compared to $31.5 million in fiscal year 2006; domestic sales increased 168.9% in 2007, to $7.3 million, compared to $2.7 million in fiscal year 2006.

•	The sale of LED products increased 96.6% in 2007, to $19.7 million, compared to $10.0 million in 2006 LED sales.
•
LED product sales accounted for 43.0% of total sales revenue in 2007, compared to 29.3% of total sales in 2006; CCFL products accounted for 57.0% of 2007 total sales revenue compared to 70.7% for year 2006.

•	242,300 common shares were repurchased in 2007, at an average price of $1.77per share.

“We continue to take advantage of robust global demand for consumer electronic products that incorporate display technologies,” said Song Yi, President and Chief Executive Officer of Diguang International. “The non-cash charges we were required to take against income in the fourth quarter were painful, but our initiatives to secure market share and greater operational efficiency are having the desired effects. Diguang International is a stronger company today than it was a year ago, and better prepared to exploit opportunities in the growing, global display marketplace.”

”LED-based backlight technologies continue to gain traction in the display market,” Mr. Song continued, “Due to our early investments in R & D that were focused on LED alternatives, we continue to benefit as display manufacturers increasingly choose LED solutions over CCFL because of their performance advantages. We will continue to execute our strategy to enhance Diguang’s overall competitiveness: expanding market share while efficiently delivering high quality backlight products and services to global customers.”

Full Year 2007 Results

Revenues for the fiscal year ended December 31, 2007 increased 34.1%, to $45.9 million from $34.2 million in 2006. The increase was primarily attributed to increasing orders of new products by international customers; increases in the delivery of 7”-10.4” inches of LED backlight products; an increasing trend of CCFL products above 10.4” replacing smaller, traditional products; and a generally increasing global demand for LCD display technologies.

Sales to international customers totaled $38.6 million for the year ended December 31, 2007, an increase of 22.5% when compared to $31.5 million in international sales during the year ended December 31, 2006. The increase in revenues from international customers was primarily due to a surge in global demand for LED backlights and the contribution from the Company’s two new manufacturing facilities in Eastern and Central China.

Sales to domestic (China-based) customers increased 168.9% during fiscal year 2007, to $7.3 million, compared to $2.7 million reported in fiscal 2006. The increase in domestic sales primarily resulted from the new domestic customers for both CCFL and LED backlights.

Cost of sales was $38.1 million in the year ended December 31, 2007, an increase of $14.9 million, or 64.6%, compared to $23.1 million for the prior year. The increase reflected higher sales volumes, inventory write-down for aging and obsolete inventory, and higher costs for raw materials in newly-developed products.

Gross margin for the year ended December 31, 2007 was 17.0%, compared to a 32.4% gross margin recorded for the year ended December 31, 2006. The decline in gross margin is primarily attributed to industry-wide pricing pressures on legacy products, an inability to transfer pricing pressure to suppliers, a one-time inventory write down, and the Company’s pricing initiatives while introducing new products and its efforts to capture market share.

Total operating expenses for fiscal year 2007 were $10.7 million, or 23.4% of sales, compared to $9.0 million, or 26.3% of sales, for fiscal year 2006.

Bad debt allowance was $657,000 for the year ended December 31, 2007, compared to $271,000 for the prior year. In addition, there was a non-cash impairment realized in long term investment amounting to $622,000 for the year ended December 31, 2007.

Net loss was $2.9 million for the year ended December 31, 2007, compared with $1.7 million in net income for 2006. Diluted weighted average earnings (loss) per share totaled $(0.13) for the year ended December 31, 2007, compared to $0.08 for the year ended December 31, 2006. Earnings per share in 2007 was negatively impacted by $0.15 per share due to the year-over-year decrease in gross margin, a significant increase in operating expenses and currency loss as a result of the weakness of the U.S. dollar in light of the Company’s international sales being denominated primarily in dollars, as well as non-cash charges, including impairment loss in long term investment, bad debt allowances, inventory write-down and share-based compensation.

The non-cash items for the year 2007 totaled approximately $4.3 million, compared with non-cash items of $3.8 million for the prior year.

Highlights for the three months Ended December 31, 2007

Net revenue was approximately $14.5 million for three months ended December 31, 2007, an increase of $8.0 million or 124.2% compared to $6.5 million for the same period of the prior year.

Cost of sales was $12.1 million for the three months ended December 31, 2007, an increase of $6.9 million, or 132%, compared to $5.2 million for the same period of the prior year.

Overall gross margin for the three months ended December 31, 2007 was 15.2%, compared to 19.4% for the three months ended December 31, 2006.

The Company’s net loss during the three months ended December 31, 2007 was $1.9 million, compared to $1.8 million in net loss for the three months ended December 31, 2006.

The diluted weighted average loss per share was ($0.09) for the three months ended December 31, 2007, compared to ($0.08) in earnings per share for the three months ended December 31, 2006. Without the non-cash expenses, the net loss for fourth quarter of year 2007 on a non-GAAP basis would have been $0.24 million, or ($0.01) per share.

At December 31, 2007, Diguang had cash and cash equivalents of $16.3 million, working capital of $11.8 million, and no long-term debt. Shareholders’ equity totaled $27.3 million.

Reconciliation of GAAP Net Income and Earnings Per Share to Non-GAAP Net Income and Earnings Per Share

	Q4 Ended December 31		Year Ended December 31
	2006	2007	2006	2007

GAAP net income/(loss)	(1,786,000)	(1,944,000)	1,665,000	(2905,000)
Inventory write-down	545,000		545,000	296,000
Stock-based compensation		311,000	2,134,000	1,206,000
Minority Interest		117,000		335,000
Bad debt allowance	271,000	657,000	271,000	657,000
Impairment loss		622,000		622,000
New manufacturing start-up expenses				260,000
Non-GAAP net income/(loss)	(970,000)	(237,000)	4,615,000	471,000

GAAP net income/(loss) per share	(0.08)	(0.09)	0.08	(0.13)
Inventory write-down	0.02	0.00	0.03	0.01
Stock-based compensation	0.00	0.01	0.10	0.05
Minority Interest	0.00	0.01	0.00	0.02
Bad debt allowance	0.01	0.03	0.01	0.03
Impairment loss	0.00	0.03	0.00	0.03
New manufacturing start-up expenses	0.00	0.00	0.00	0.01
Non-GAAP earnings/(loss) per share - basic and diluted	(0.04)	(0.01)	0.22	0.02

Weighted average shares outstanding - basic and diluted	22,593,000	22,331,384	21,383,960	22,531,384

Most Recent Events

In January 2008, Diguang acquired Dongguan Diguang Electronic Science and Technology ("Dongguan S&T"). Dongguan S&T is a related company controlled by Song Yi, Chairman and CEO of Diguang International, and his brother Song Hong, Diguang's Director and Chief Operating Officer. The purchase consideration totals US$4.2 million. This acquisition allows Diguang to fully comply with government mandates in China that the usage of a property must match its ownership. Consequently, direct ownership by Diguang, rather than indirect utilization of these properties, helps the Company avoid any questions of business purpose, realize cost savings by owning these properties instead of renting them, and further strengthens its ability to serve key Southern China customers, primarily LCD assembly companies.

At the January 7-10, 2008 CES Show in Las Vegas, Diguang exhibited products for a wide variety of general lighting and display applications.

In February 2008, Diguang was approved as a preferred vendor to supply 7" backlight products to Shanghai Tianma Micro-Electronics Co., Ltd. Shipment volumes are estimated to be approximately 400,000 units per month beginning in the first quarter of 2008.

Teleconference and Webcast Information

Management will conduct a conference call and webcast to discuss financial results for the full year and fourth quarter, ended December 31, of its 2007 fiscal year. The conference call and webcast, rescheduled from March 31, will take place at 8:00 a.m. Eastern U.S. time on Tuesday, April 15, 2008. Anyone interested in participating should call 866-510-0710 if calling from within the United States, or 617-597-5378 if calling internationally; the passcode is 26450879.

There will be a replay available until April 22, 2008. To listen to the playback, please call 888-286-8010 if calling within the United States, or 617-801-6888 if calling internationally. Please use passcode 17733044 for the replay.

The Company's web site at http://www.diguangintl.com is currently subject to technical difficulties, but a webcast archive will be made available as soon as possible and remain available for 90 days following the live event. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at http://www.earnings.com , Thomson's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents ( http://www.streetevents.com ), a password-protected event management site.

Use of Non-GAAP Financial Measures

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), which requires the Company to begin recognizing compensation expense relating to stock-based payment transactions. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company provides non-GAAP financial information. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. The additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

About Diguang International Development Co., Ltd.

Diguang, through its subsidiaries, specializes in the research, development, production, sale and distribution of backlights and backlight technologies. A backlight is the typical light source of a liquid crystal display (LCD). The Company is focused on providing LED and CCFL backlights for international producers of televisions, monitors, cellular phones, digital cameras, DVDs and other home appliances. Diguang currently develops an average of approximately 50 new products per month. Diguang is a Nevada corporation with its manufacturing subsidiary located in Shenzhen, PRC, and its sales and marketing subsidiary located in the British Virgin Islands.

Safe Harbor Statements
This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon the current plans, estimates and projections of Diguang's management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Diguang is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of backlights; timing approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks, including but not limited to risks outlined in the Company's periodic filings with the U.S. Securities and Exchange Commission. Diguang does not assume any obligation to update the information contained in this press release.

For more information, please contact:

Company Contact:
T.C. Shen, Assistant to the President
Diguang International Development Co., Ltd.
Tel: +1-626-593-5486

Investor Relations Contact:
Sean Collins, Senior Partner
CCG Elite
Tel: +1-310-477-9800 x202

(financial tables follow)

DIGUANG iNTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars)

	December 31,
	2006	2007

ASSETS
Current assets:
Cash and cash equivalents	$20,550,032	$16,250,727
Accounts receivable, net of allowance for doubtful account $751,145 and $680,784	6,384,253	12,713,705
Inventories, net of provision $545,446 and $841,518	4,396,247	7,499,768
Other receivables, net of provision $0 and $102,574	243,334	389,764
VAT recoverable	220,793	407,376
Advance to suppliers	1,398,594	904,203
Deferred tax asset	86,572	86,572
Total current assets	33,279,825	38,252,115

Investment, net of impairment $0 and $622,194	1,500,000	877,806
Property and equipment, net	8,321,004	17,449,871
Construction in progress	1,896,537	-
Prepayment for purchasing office space	1,969,462	-
Total assets	$46,966,828	$56,579,792
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,033,367	$18,855,416
Advance from customers	177,184	464,281
Accruals and other payables	1,991,603	3,358,199
Accrued payroll and related expense	347,688	795,690
Income tax payable	335,672	428,217
Amount due to related parties	1,298,475	1,465,790
Amount due to stockholders - current	-	1,100,000
Total current liabilities	12,183,989	26,467,593

Research funding advanced	-	245,730
Amount due to stockholders	-	1,100,000
Total non-current liabilities	-	1,345,730
Total liabilities	12,183,989	27,813,323

Minority interest	1,043,035	1,475,361
Stockholders’ equity:
Common stock, par value $0.001 per share, 50 million shares authorized, 22,593,000 shares and 22,593,000 issued, 22,593,000 shares and 22,340,700 outstanding	22,593	22,593
Additional paid-in capital	18,468,478	20,028,955
Treasury stock at cost	-	(429,295)
Appropriated earnings	1,294,578	1,949,839
Retained earnings	12,865,572	3,127,110
Translation adjustment	1,088,583	2,591,906
Total stockholders’ equity	33,739,804	27,291,108
Total liabilities and stockholders' equity	$46,966,828	$56,579,792

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005, 2006 AND 2007
(In U.S. Dollars)

	Years Ended December 31,
	2005	2006	2007

Revenues:
Revenues, net	$35,648,118	$34,242,617	$45,909,256
Cost of sales	23,066,958	23,145,450	38,087,919

Gross profit	12,581,160	11,097,167	7,821,337

Selling expense	1,480,229	1,574,524	2,582,456
Research and development	727,302	786,322	1,054,367
General and administrative	1,664,094	6,656,469	6,476,242
Loss on disposing assets	913	-	-
Impairment loss	-	-	622,194
Income (loss) from operations	8,708,622	2,079,852	(2,913,922)

Interest income (expense), net	(32,075)	158,699	122,251
Investment income (loss)	(7,405)	53,676	483,311
Other income (loss)	293,341	(99,908)	(168,017)

Income (loss) before income taxes	8,962,483	2,192,319	(2,476,377)

Income tax provision	532,927	452,562	94,343

Net income (loss) before minority interests	8,429,556	1,739,757	(2,570,720)

Minority interests	(84,327)	74,941	334,617

Net income (loss)	$8,513,883	$1,664,816	$(2,905,337)

Weighted average common shares outstanding - basic	18,250,000	21,383,960	22,531,384

Earnings (loss) per share - basic	0.47	0.08	(0.13)

Weighted average common shares outstanding - diluted	18,250,000	21,383,960	22,531,384

Earning (loss) per shares - diluted	0.47	0.08	(0.13)

Other comprehensive income :
Net income	$8,513,883	$1,664,816	$(2,905,337)
Translation adjustments	234,630	851,488	1,857,709

Comprehensive income (loss)	$8,748,513	$2,516,304	$(1,047,628)

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2006 AND 2007
(The Increase or Decrease in Cash and Cash Equivalents)
 (In U.S. Dollars)

	Years Ended December 31,
	2005	2006	2007

Cash flows from operating activities:
Net income(loss)	$8,513,883	$1,664,816	$(2,905,337)
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interests	(84,327)	74,941	334,617
Depreciation	499,203	766,141	1,197,819
Imputed interest	79,683	79,674	-
Bad debts allowance	32,061	259,237	604,258
Inventory provision	-	545,446	296,072
Impairment of long-term investment	-	-	622,194
Loss on disposing assets	913	-	-
Stock compensation	-	2,134,342	1,206,091
Deferred tax asset	-	(86,572)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,306,417)	(541,888)	(6,507,856)
Inventory	(2,046,095)	(1,221,802)	(3,170,378)
Other receivables	(222,967)	(152,056)	(248,711)
VAT recoverable	-	(219,860)	(184,913)
Prepayments and other assets	25,421	(638,015)	459,832
Accounts payable	3,303,643	734,551	10,075,059
Accruals and other payable	417,810	610,856	1,732,009
Advance from customers	19,196	(157,525)	295,936
Taxes payable	347,510	(228,046)	88,034

Net cash provided by (used in) operating activities	9,579,517	3,624,240	3,894,726

Cash flows from investing activities:
Purchase of fixed assets	(4,124,520)	(3,214,600)	(6,172,666)
Cash paid for acquisition of two entities	-	-	(3,977,864)
Long term investment	-	(1,500,000)	-
Disposal (purchase) of marketable securities	(765,370)	1,056,122	-
Deposit for office building	(721,928)	(1,808,773)	-
Due from related parties	(96,659)	21,538	-

Net cash used in investing activities	(5,708,477)	(5,445,713)	(10,150,530)

Cash flows from financing activities:
Common share issued	-	12,000,000	-
Stock repurchase	-	-	(429,295)
Offering expenses	(25,718)	(1,740,624)	-
Due to related parties	135,319	(469,590)	158,876
Capital infused by owners of North Diamond	-	1,392,857	-
Research funding advanced	-	-	236,225
Payments for a long-term bank loan	(470,941)	-	-
Dividend paid	-	(111,140)	-

Net cash provided by (used in) financing activities	(361,340)	11,071,503	(34,194)

Effect of changes in foreign exchange rates	183,415	738,486	1,990,693

Net increase (decrease) in cash and cash equivalents	3,693,115	9,988,516	(4,299,305)

Cash and cash equivalents, beginning of the year	6,868,401	10,561,516	20,550,032

Cash and cash equivalents, end of the year	$10,561,516	$20,550,032	$16,250,727

# # #